                                                                    Exhibit 20.2


                        WFS FINANCIAL 2002-4 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 2003
                   for Distribution Date of February 20, 2003

COLLECTIONS
                                                                                                      DOLLARS
                                                                                                      -------
Payments received                                                                                  105,005,920.93
     Plus / (Less):
            Net Servicer
            Advances                                                                                   886,316.97
                                                                                                 ----------------
Total Funds Available for Distribution                                                             105,892,237.90
                                                                                                 ================

DISTRIBUTIONS

     Servicing Fee                                                               3,488,279.00
     Net Swap Payments                                                           1,211,877.78
     Trustee and Other
     Fees                                                                          600,695.70
                                                                              ---------------

Total Fee

Distribution                                                                                         5,300,852.48

     Note Interest Distribution Amount - Class A-1            1,117,965.63
     Note Interest Distribution Amount - Class A-2            1,150,955.56
     Note Interest Distribution Amount - Class A-3a           2,071,333.33
     Note Interest Distribution Amount - Class A-3b             747,930.56
     Note Interest Distribution Amount - Class A-4a           1,351,813.33
     Note Interest Distribution Amount - Class A-4b             740,880.00
                                                             -------------

Total Class A Interest Distribution                                              7,180,878.40

     Note Principal Distribution Amount - Class A-1          81,236,783.58
     Note Principal Distribution Amount - Class A-2                   0.00
     Note Principal Distribution Amount - Class A-3a                  0.00
     Note Principal Distribution Amount - Class A-3b                  0.00
     Note Principal Distribution Amount - Class A-4a                  0.00
     Note Principal Distribution Amount - Class A-4b                  0.00
                                                             -------------

Total Class A Principal Distribution                                            81,236,783.58
                                                                              ---------------

Total Principal and Interest Distribution                                                           88,417,661.98

     Spread Account

     Deposit                                                                                        12,173,723.44
                                                                                                 ----------------
Total Distributions                                                                                105,892,237.90
                                                                                                 ================

PORTFOLIO DATA:
                                                              # of loans
                                                              ----------
     Beginning Aggregate Scheduled Balance                          81,445                       1,350,000,000.00

       Less:  Principal Payments                                         0     (42,627,060.42)
              Full Prepayments                                      (2,446)    (34,373,386.45)
              Partial Prepayments                                        0               0.00
              Liquidations                                            (277)     (4,236,336.71)
                                                                              ---------------
                                                                                                   (81,236,783.58)
                                                                                                 ----------------
     Ending Aggregate Scheduled Balance                             78,722                       1,268,763,216.42
                                                                                                 ================

OTHER RELATED INFORMATION:

Spread Account:

     Beginning Balance                                                          13,500,000.00
         Deposits                                                               12,173,723.44
         Reductions                                                                      0.00
                                                                              ---------------
     Ending Balance                                                                                 25,673,723.44

     Beginning Initial Deposit                                                  13,500,000.00
         Repayments                                                                      0.00
                                                                              ---------------
     Ending Initial Deposit                                                                         13,500,000.00

Modified Accounts:
     Principal Balance                                                                   0.00%               0.00
     Scheduled Balance                                                                   0.00%               0.00

Servicer Advances:
     Beginning Unreimbursed Advances                                                     0.00
     Net Advances                                                                  886,316.97
                                                                              ---------------
                                                                                                       886,316.97

Net Charge-Off Data:                                          # of loans
                                                              ----------
     Charge-Offs                                                       179       1,084,815.37
     Recoveries                                                        (49)       (130,174.26)
                                                                              ---------------
     Net Charge-Offs                                                                                   954,641.11

Delinquencies (P&I):                                          # of loans
                                                              ----------
     30-59 Days                                                        843      12,033,775.69
     60-89 Days                                                        214       3,070,010.09
     90-119 Days                                                        43         615,789.49
     120 Days and Over                                                   0               0.00

Repossessions                                                           43         367,110.91

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or
9.01 of the Sale and Servicing Agreement)                                0                                   0.00

Cumulative Charge-Off Percentage                                                                             0.07%
Delinquency
Percentage                                                                                                   0.15%

WAC                                                                                                       12.1553%
WAM                                                                                                        61.096

                        WFS FINANCIAL 2002-4 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of January 31, 2003
                   for Distribution Date of February 20, 2003

                                                     NOTE
                                 BEGINNING         QUARTERLY                     TOTAL
               ORIGINAL         OUTSTANDING        PRINCIPAL       PRIOR       PRINCIPAL      PRINCIPAL       CURRENT
               PRINCIPAL         PRINCIPAL       DISTRIBUTABLE   PRINCIPAL   DISTRIBUTABLE   DISTRIBUTION    PRINCIPAL
CLASSES        BALANCE            BALANCE           AMOUNT       CARRYOVER      AMOUNT          AMOUNT       CARRYOVER
-------        -------            -------           ------       ---------      ------          ------       ---------
A-1         245,000,000.00     245,000,000.00    81,236,783.58        0.00   81,236,783.58   81,236,783.58        0.00


A-2         280,000,000.00     280,000,000.00             0.00        0.00            0.00            0.00        0.00


A-3a        325,000,000.00     325,000,000.00             0.00        0.00            0.00            0.00        0.00


A-3b        175,000,000.00     175,000,000.00             0.00        0.00            0.00            0.00        0.00


A-4a        163,000,000.00     163,000,000.00             0.00        0.00            0.00            0.00        0.00


A-4b        162,000,000.00     162,000,000.00             0.00        0.00            0.00            0.00        0.00
          ================   ================    =============   =========   =============   =============   =========
  TOTAL   1,350,000,000.00   1,350,000,000.00    81,236,783.58        0.00   81,236,783.58   81,236,783.58        0.00
          ================   ================    =============   =========   =============   =============   =========


              REMAINING          TOTAL
             OUTSTANDING       PRINCIPAL
              PRINCIPAL       AND INTEREST
CLASSES        BALANCE        DISTRIBUTION
-------        -------        ------------
A-1         163,763,216.42   82,354,749.21


A-2         280,000,000.00    1,150,955.56


A-3a        325,000,000.00    2,071,333.33


A-3b        175,000,000.00      747,930.56


A-4a        163,000,000.00    1,351,813.33


A-4b        162,000,000.00      740,880.00
          ================   =============
  TOTAL   1,268,763,216.42   88,417,661.98
          ================   =============

                         NOTE QUARTERLY                     TOTAL
                            INTEREST         PRIOR         INTEREST         INTEREST        CURRENT         DEFICIENCY      POLICY
  NOTE      INTEREST     DISTRIBUTABLE      INTEREST     DISTRIBUTABLE    DISTRIBUTION      INTEREST          CLAIM         CLAIM
CLASSES       RATE          AMOUNT          CARRYOVER       AMOUNT           AMOUNT        CARRYOVER          AMOUNT        AMOUNT
-------       ----          ------          ---------       ------           ------        ---------          ------        ------
 A-1        1.67625%       1,117,965.63          0.00     1,117,965.63     1,117,965.63         0.00              0.00         0.00

 A-2 *      1.51000%       1,150,955.56          0.00     1,150,955.56     1,150,955.56         0.00              0.00         0.00

 A-3a       2.39000%       2,071,333.33          0.00     2,071,333.33     2,071,333.33         0.00              0.00         0.00

 A-3b *     1.57000%         747,930.56          0.00       747,930.56       747,930.56         0.00              0.00         0.00

 A-4a       3.11000%       1,351,813.33          0.00     1,351,813.33     1,351,813.33         0.00              0.00         0.00

 A-4b *     1.68000%         740,880.00          0.00       740,880.00       740,880.00         0.00              0.00         0.00
                                                                                                                  0.00         0.00
                                                                                                          ============   ==========
                                                                                                          Note
                                                                                                            Percentage   100.000000%

                                                                                                          Certificate
                                                                                                            Percentage     0.000000%

  TOTAL                    7,180,878.40          0.00     7,180,878.40     7,180,878.40         0.00
            =======        ============     =========    =============    =============    =========

* Note: The LIBOR rate for this distribution period is 1.40%.

The interest rate for class A-2 is LIBOR + 0.11%.

The interest rate for class A-3b is LIBOR + 0.17%.

The interest rate for class A-4b is LIBOR + 0.28%.

                        WFS FINANCIAL 2002-4 OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of January 31, 2003
                   for Distribution Date of February 20, 2003


Detailed Reporting

      See Schedule F


WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of January 31, 2003 and were performed in conformity with the Sale and Servicing Agreement dated November 1, 2002.


                                    -------------------------------------------
                                    Susan Tyner
                                    Vice President
                                    Assistant Controller




                                    -------------------------------------------
                                    Mark Olson
                                    Senior Vice President
                                    Controller